AMENDMENT NO. 1 TO OFFICE LEASE AGREEMENT
THIS AMENDMENT NO. 1 TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 23rd day of April, 2014 by and between JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership (“Landlord”) and athenahealth, Inc., a Delaware corporation (“Tenant”).
RECITALS:
Landlord and Tenant entered into that Office Lease Agreement dated March 7, 2013, (the “Lease”) for certain premises known as Suite 9000 (the “Premises” in that certain mixed use commercial project located at 675 Ponce de Leon Avenue, NE, Atlanta, Georgia.
The parties desire to amend the Lease to modify certain procedures and timing with respect to the construction of certain improvements to the Premises, in accordance with the terms hereof.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Defined Terms. Any defined term used in this Amendment and not defined herein shall have the definition set forth in the Lease.
2.Recitals: The Recitals to the Lease are amended to replace “441,000” in the Recitals with the number “475,618,” and to replace the number “75,000” in the Recitals is replaced with the number “75,640.”
3.Basic Provisions. (a)     Section 1.1(a) of the Lease is amended to delete the reference to “Ben Harrower” and replace the same with “Lisa Amanti.”
(b)    Sections 1.1, (b), (e), (f), (h), (j), (l) and (m) of the Lease are hereby deleted and replaced with the following, respectively:
“(b) Base Rent:    For that portion of the Demised Premises on the 8th Floor, consisting of approximately 30,291 square feet:

Lease Year	Annual Base Rent PSF	Monthly Base Rent	Annual Base Rent
Year 1	$0.00	$0.00	$0.00
Year 2	$25.50	$64,368.38	$772,420.50
Year 3	$26.01	$65,655.74	$787,868.91
Year 4	$26.53	$66,968.35	$803,620.23
Year 5	$27.06	$68,306.21	$819,674.46
Year 6	$27.60	$69,669.30	$836,031.60
Year 7	$28.15	$71,057.64	$852,691.65

Year 8	$28.72	$72,496.46	$869,957.52
Year 9	$29.29	$73,935.28	$887,223.39
Year 10	$29.88	$75,424.59	$905,095.08
Year 11	$30.48	$76,939.14	$923,269.68

For that portion of the Demised Premises on the 9th Floor, consisting of approximately 45,389 square feet:

Lease Year	Annual Base Rent PSF	Monthly Base Rent	Annual Base Rent
Year 1	$0.00	$0.00	$0.00
Year 2	$29.84	$112,867.31	$1,354,407.76
Year 3	$30.43	$115,098.94	$1,381,187.27
Year 4	$31.04	$117,406.21	$1,408,874.56
Year 5	$31.66	$119,751.31	$1,437,015.74
Year 6	$32.29	$122,134.23	$1,465,610.81
Year 7	$32.94	$124,592.81	$1,495,113.66
Year 8	$33.60	$127,089.20	$1,525,070.40
Year 9	$34.27	$129,623.42	$1,555,481.03
Year 10	$34.96	$132,233.29	$1,586,799.44
Year 11	$35.66	$134,880.98	$1,618,571.74

Base Rent for the first Lease Year is abated in accordance with Paragraph 1 of Exhibit H, attached hereto.

(e)    Commencement Date:         September 7, 2014 (subject to Section 2.5).
(f)    Delivery Date:            April 7, 2014 (subject to Section 2.3(b)).
(h)    Demised Premises Area:        75,640 square feet.
(j)    Office Component Area:        Approximately 475,618 square feet.
(l)    Tenant Allowance:        $5,294,800 ($70.00 per square foot).
(m)    Tenant’s Proportionate Share:     Fifteen and 90/100 percent (15.90%)”

4.    Delivery Deadlines. The Lease is hereby amended as follows:

(a)    The date “June 1, 2014” in Section 2.3(a) is deleted and replaced with “August 15, 2014.”

(b)    The date “June 16, 2014” in Section 2.5 is deleted and replaced with “September 7, 2014.”

(c)    Section 2 of Exhibit H of the Lease, entitled “Delivery Deadlines,” is deleted and the following is inserted in lieu thereof:

“2.    Delivery Deadlines.
(a)    Delivery Date. Landlord shall use its good faith efforts to cause the Delivery Date to occur no later than April 7, 2014. In the event that the Delivery Date has not occurred on or prior to May 7, 2014, for any reason other than Unavoidable Delay or a delay caused by Tenant, then Tenant shall be entitled to abate the Base Rent and Additional Rent first due under the Lease, for a period equal to one (1) day for each day between May 7, 2014, and the Delivery Date; provided, however, that in the event that the Delivery Date has not occurred on or prior to June 7, 2014, for any reason other than Unavoidable Delay or a delay caused by Tenant, then Tenant shall be entitled to abate the Base Rent and Additional Rent first due under the Lease, for a period equal to one (1) day for each day between May 7, 2014 through June 7, 2014, and two (2) days for each day between June 8, 2014 and the Delivery Date.
(b)    Completion of Pre-Opening Landlord’s Work. The date on which the Pre-Opening Landlord’s Work is Substantially Completed is referred to herein as the “Landlord’s Work Completion Date.” Landlord shall use its good faith efforts to cause the Landlord’s Work Completion Date to occur no later than August 15, 2014. In the event that the Landlord’s Work Completion Date has not occurred on or prior to September 15, 2014, for any reason other than Unavoidable Delay or a delay caused by Tenant, then Tenant shall be entitled to abate the Base Rent and Additional Rent first due under the Lease, for a period equal to one (1) day for each day between September 15, 2014 and the Landlord’s Work Completion Date; provided, however, that in the event that the Landlord’s Work Completion Date has not occurred on or prior to October 15, 2014, for any reason other than Unavoidable Delay or a delay caused by Tenant, then Tenant shall be entitled to abate the Base Rent and Additional Rent first due under the Lease, for a period equal to one (1) day for each day between September 15, 2014 through October 15, 2014, and two (2) days for each day between October 16, 2014, and the Landlord’s Work Completion Date.
(c)    The parties acknowledge and agree that neither party shall have any claims of delay against the other with respect to the Landlord’s Work or Tenant’s Work with respect to events arising prior to the date of this Amendment.”
5.Tenant Parking. Section 5.1 of the Lease entitled “Tenant Parking” is hereby amended as follows:

(a)     the phrase “two hundred and twenty five (225)” in line 2 thereof is deleted and replaced with the phrase “two hundred and twenty-seven (227);”

(b)    the phrase “56 parking spaces” in line 5 thereof is deleted and replaced with the phrase “57 parking spaces;” and

(c) the phrase “169 spaces” in line 7 thereof is deleted and replaced with the phrase “170 spaces.”

6.Landlord’s Work. The Lease is hereby amended so that Exhibit C of the Lease is deleted and replaced with Exhibit C attached hereto.

7.Tenant’s Work. Exhibit D of the Lease is hereby amended so that Paragraph 1(k)(5) thereof is deleted and replaced with the following:

“(k)    Cost of the Tenant’s Work: The Cost of the Tenant’s Work means all costs of the design and construction of the Tenant’s Work, and includes, but is not limited to, the following: (1) all space planning, design, architectural and engineering fees and expenses, including, but not limited to, the Space Plan, the Final Space Plan, and the Working Drawings; (2) the cost and expense of constructing and installing the Tenant’s Work; (3) all contractor and construction manager costs and fees; (4) all permits and taxes; and (5) Landlord’s construction management fee in an amount equal to eight tenths of one percent (0.8%) of the Cost of the Tenant’s Work. Except for the aforementioned construction management fee, Landlord shall not be entitled to incur any costs to be included in the Cost of the Tenant’s Work, and such construction management fee shall be accepted by Landlord in full compensation for any expenses that Landlord may incur in connection with Landlord’s review and approval of Tenant’s Work. Notwithstanding the foregoing, Tenant agrees that to the extent any architectural and/or engineering fees are incurred by Landlord to modify the base building design for any Tenant requested changes which are approved by Landlord, the reasonable amount of such fees will be charged to Tenant and will be deducted from the Tenant Improvement Allowance; provided, however, that with respect to any such fees incurred with respect to changes approved prior to the date of this Amendment, the maximum cost to Tenant shall not exceed Ten Thousand Dollars ($10,000.00).”
8.New Stairwell.    Landlord shall install a new stairwell in the parking deck lobbies between the 7th and 8th floors, in the location approximately depicted on Exhibit A attached hereto, in order to eliminate the existing corridor between the Demised Premises on the 8th floor and the 40,000 Expansion Space, and create contiguous space between the Demised Premises and the 40,000 Expansion Space. In the event that Tenant does not exercise the 40,000 Expansion Right, Tenant will reimburse Landlord for all costs reasonably incurred by Landlord in connection with the construction and installation of such new stairwell, which amount shall be payable within thirty (30) days after receipt of an invoice from Landlord, and no sooner than thirty (30) days after the 40,000 Expansion Right has expired without the exercise thereof by Tenant.

9.Landlord Execution. The parties acknowledge that the signature block of Landlord in the Lease inadvertently identifies the general partner of Landlord as “JAMESTOWN Ponce City Market GP, LLC” and that the correct entity is “JT Ponce City Market GP, LLC” as shown in the signature block of this Amendment.

10.Ratification. Except as amended hereby, the Lease is ratified and confirmed, and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the day and year first written above.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date written above.

LANDLORD:

JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership

By: JT Ponce City Market GP, LLC, a Georgia limited liability company, its general partner

By: _/s/ Molly Mackenzie
Name: Molly Mackenzie
Title: Authorized Signatory

TENANT:
athenahealth, Inc., a Delaware corporation By: /s/ Carolyn Reckman Name: Carolyn Reckman Title: VP, athenaEnvironment

EXHIBIT A

Stairwell Location

8th Floor

A new stairwell will be installed in the parking deck lobbies between the 7th and 8th floors in the location depicted below in order for Tenant to eliminate the existing egress corridor between the Demised Premises on the 8th floor and the 40,000 Expansion Space, and create contiguous space between the Demised Premises and the 40,000 Expansion Space.

8th Floor Demised Premises
27,289 USF
30,291 RSF
New stairwell between 7th and 8th floor
Existing egress corridor
40,000 Expansion Space

EXHIBIT C

LANDLORD’S WORK

Landlord shall perform the following work within the Office Component or the Demised Premises, as applicable, at Landlord’s sole cost and expense except as set forth to the contrary below. All of such work is referred to herein collectively as “Landlord’s Work”.
A.    Pre-Delivery Landlord’s Work: The portion of the Landlord’s Work described in items 1 – 7 below shall constitute the Pre-Delivery Landlord’s Work:
1.    The interior walls surrounding the core, restrooms and mechanical rooms shall be constructed, taped and sanded.
2.    The walls surrounding the rest rooms which will serve the 8th and 9th floors shall be constructed.
3.    Landlord shall be providing at least temporary power to the Demised Premises to facilitate construction of the Tenant’s Work.
4.    The mechanical duct loops serving the Demised Premises shall be installed in accordance with Tenant’s revised configuration as provided to the Landlord. In addition, the Tenant has requested that no insulation be installed on the East Core loop which was included in the base building design. The additional cost from the base building general contractor for both of these requested changes is $13,325 and shall be at Tenant’s expense, and will be deducted from the Tenant Improvement Allowance.
5.    Wet sprinkler system shall be installed throughout the Demised Premises per NFPA-13, with sprinkler system installed in accordance with Tenant’s proposed configuration for the sprinklers as provided to the Landlord. The additional cost from the base building contractor for the requested changes to modify the base building design to accommodate Tenant’s revised configuration is $13,302 and shall be at Tenant’s expense, and will be deducted from the Tenant Improvement Allowance.
6.    All of painted surfaces will be media blasted and will be free of ACM and Lead Coatings.
7.    Demolition of walls, doors, unused pipe hangars and nonstructural wood members at roof deck shall be performed as shown on Surber Barber Choate Hertlein drawings ASK-061and ASK-062 dated November 27, 2013. The additional cost from the base building contractor for the requested changes to modify the base building design is $42,551 and shall be at Tenant’s expense, and will be deducted from the Tenant Improvement Allowance.

B.    Pre-Opening Landlord’s Work: The remaining portion of the Landlord’s Work, described in items 8 - 18 below, shall constitute the Pre-Opening Landlord’s Work:

8.    Base Building life safety system shall be installed for Tenant’s tie-in.
9.    Electrical power shall be distributed to the Demised Premises via main switchboards with ground fault protection.

10.    Electrical distribution for the Demised Premises shall be in accordance with the following:

(a)     Three (3) 400A 2-section panel (HM*) with 30 poles each (90-poles total) at 480V/277, for HVAC.

(b)     Two (2) 100A 42-pole lighting panel (H*_) with 42 poles at 480V/277 for lighting. Access to these panels will be available.

(c)    Four (4) energy efficient transformers of varying sizes, totaling 375 kVA, feeding 208V/120 panels.

(d)    Five (5) 225 amp, 2-section panels (L*A, L*B, L*C, L*D, L*D) with 42-poles each (84-poles total) at 208/120V. Minimum three hundred (300) 20A/1-pole spare circuit breakers provided.

(e)    Sufficient lighting circuits will be available for emergency egress lighting use only.

11.    An empty conduit system with at least two conduits per floor shall be provided for telephone/data service from main electrical/telephone room and run vertically to the electrical/telephone rooms at the 8th and 9th floors.

12.    HVAC:

(a)    The basic Office Component block load shall include heat gain and losses per design conditions and include lighting for the Demised Premises at one (1) watt per usable square feet. Occupancy load shall be capable of not less than seven (7) persons per usable 1,000 square feet. The outside air shall be introduced at a rate of 17 CFM per person (ASHRAE 62.1-2010). The process equipment load shall be 2.0 watts per usable square feet to handle the total appliance and receptacle load exclusive of lighting and building operation.

(b)    The HVAC equipment shall maintain the following indoor conditions maintained to plus or minus 2 degrees F., based upon the local conditions specified in the 2009 Edition of ASHRAE HANDBOOK OF FUNDAMENTALS:

(1)    Summer indoor shall be 74 degrees F.D.B. and 50% maximum relative humidity. The cooling tower, self-contained units, piping and equipment shall be designed and sized accordingly.

(2)    Summer outdoor shall be the ASHRAE 2% coincident weather data.

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(3)    Winter indoor shall be 70 degrees F.D.B. The equipment shall be designed and sized accordingly.

(4)    Winter outdoor shall be the ASHRAE 99% weather data.

(c)    The 8th and 9th floors shall be provided with a Trane water-cooled self-contained unit or equal, with a medium pressure duct loop. Unit sizes are as follows:

Floor 8
Westside     Nominal 90-tons
Eastside    Nominal 90-tons

Floor 9
Westside    Nominal 100-tons
Eastside    Nominal 100-tons

(d)    Two (2) energy recovery units will provide outside air to each floor of the Demised Premises. Each floor’s outside air will be monitored by the Energy Management System for the Office Component to ensure that proper ventilation is provided to the Demised Premises.

(e)    All HVAC equipment (terminal units, pumps, self-contained units, etc.) will be controlled by a web-based DDC control system; Trane Summit or equal.

(f)    Landlord shall provide an allowance of $89,322 for 20 VAV and 20 heat induction units to be installed by Tenant’s contractor. Tenant will be responsible for additional VAV units and for the installation of interior termination ducts and diffusers, at Tenant’s expense. The allowance provided by Landlord in this section (f) shall be in addition to the Tenant Improvement Allowance.

13.    Glass panes for the exterior windows of the Demised Premises shall have been replaced and resealed on all exterior window frames to reduce outside air leakage.

14.    Mechoshade fabric window treatments, uniform across all upper floors of the Office Component, the color scheme thereof as selected by Landlord, shall have been installed by Landlord.

15.    At least two (2) passenger elevators and one (1) freight elevator for the Office Component shall be operating.

16.    The main building lobby of the Office Component shall be Substantially Completed and open for use by tenants of the Office Component and their guests and invitees, with finishes consistent with those of Comparable Buildings.

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17.    Flooring shall have been reconditioned and finished with a single layer of polyurethane.

C.    Floor Openings: The Final Space Plan (as defined in Exhibit D) includes (a) removal of portions of the slab of the 9th floor of the Demised Premises to create one or more interior stairwells to connect the 8th and 9th floors, and (b) minor holes or cuts to be made through the hardwood flooring of the Demised Premises for utility lines or similar purposes. The parties agree that Tenant shall perform all such work, as part of the Tenant’s Work (as defined in Exhibit D). Any removal and disposal of Hazardous Substances which is required or appropriate in connection with such work shall be performed by Landlord, at Landlord’s expense. Landlord shall indemnify, defend, and hold Tenant harmless from and against any claim, loss or cause of action relating to Hazardous Materials removed by Landlord (or required to be removed by Landlord) under the in this Paragraph C. Nothing set forth in this Section shall be deemed to be an approval of any cut or removal of any portion of any floor slab within the Demised Premises, and any such approval shall be given pursuant to the terms of Exhibit D and the approval of the Final Space Plan, and shall require restoration thereof at the expiration of the Term by Tenant, at Tenant’s expense.

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